Exhibit 99.9

29 April 2010 HSBC Bank plc (as Agent) 8 Canada Square London E14 5HQ ATTN: Corporate Trust and Loan Agency	Misys plc One Kingdom Street Paddington London W2 6BL T +44 20 3320 5000 F +44 20 3320 1771 www.misys.com experience, solutions, results
Dear Sirs,
£210,000,000 term and multicurrency revolving credit facilities agreement dated 26 May 2009 as amended on 23 June 2009 and 5 March 2010 (the Agreement) between, amongst others, Misys plc (the Company), various lenders as specified in Part II of Schedule 1 to the Agreement, HSBC Bank plc as agent (the Agent) and HSBC Corporate Trustee Company (UK) Limited as security agent (the Security Agent)
1.	Interpretation
(a)	We refer to the Agreement. Capitalised terms defined in the Agreement have the same meaning when used in this letter.

(b)	The provisions of clause 1.2 (Construction) of the Agreement apply to this letter as though they were set out in full in this letter except that references to “the Agreement” are to be construed as references to this letter.
2.	Requests and Consents
(a)	The Company requests that:
(i)	the Lenders consent to the release of the Security created pursuant to:
(A)	the pledge agreement between Misys Holdings Inc. and the Security Agent dated 28 May 2009; and

(B)	the share charge between Misys Holdings Limited and the Security Agent dated 28 May 2009,
(together the Allscripts Security);

(ii)	the Majority Lenders consent to a new definition of Security Discharge Date being inserted in clause 1.1 (Definitions) of the Agreement:

“Security Discharge Date” means the earlier of:

Misys Plc is a member of the Misys group of companies
Registered in England, No. 01360027 Registered Office: One Kingdom Street, Paddington, London W2 6BL ND: 4813-6730-2662, V. 1

(a)	the Security Release Date; and

(b)	the date on which Misys Holdings Inc. and Misys Holdings Limited are released from their rights and obligations under the Allscripts Security;”
(iii)	the Majority Lenders consent to the reference to the Security Release Date in clause 21.2 (Financial Condition) of the Agreement being deleted and replaced with a reference to the Security Discharge Date;

(iv)	the Majority Lenders consent to the reference to the Security Release Date in clause 26.11(h) (Resignation of the Agent or the Security Agent) of the Agreement being deleted and replaced with a reference to the Security Discharge Date;

(v)	the Majority Lenders consent to the Restricted Group disposing of some or all of its shares in Allscripts (by way of one or more disposals);

(vi)	the Majority Lenders consent to one or more members of the Restricted Group acquiring shares in Allscripts provided that the aggregate number of Allscripts shares held by one or more members of the Restricted Group following such acquisition does not exceed the aggregate number of Allscripts shares held by the Restricted Group as at the date of this letter and, following the Stage 2 Effective Date, that such acquisition does not cause Allscripts to become a Subsidiary of any member of the Restricted Group; and

(vii)	the Majority Lenders consent to the Company using some or all of the proceeds of the disposal (net of fees, costs and expenses) referred to in paragraph (v) above to purchase shares in the Company, and the Lenders waive any Default or Event of Default which would otherwise arise solely from the actions referred to in paragraphs (i) to (vii) above with effect from the Stage 1 Effective Date (as defined below).

(b)	The Company hereby acknowledges that for any Relevant Period ending on each Test Date following the Security Discharge Date (itself falling after the Stage 1 Effective Date), the relevant ratio of Net Borrowings to Adjusted EBITDA for the purposes of paragraph (a) of clause 21.2 (Financial Condition) of the Agreement shall be that set out at paragraph (a)(ii) of that clause.

(c)	By countersigning this letter, you confirm that:
(i)	the Lenders consent to the release of the Allscripts Security;

(ii)	the Majority Lenders consent to the insertion of a new definition of Security Release Date as set out in paragraph (a)(ii) above and such amendments shall take effect from the Stage 1 Effective Date;

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Registered in England, No. 01360027 Registered Office: One Kingdom Street, Paddington, London W2 6BL ND: 4813-6730-2662, V. 1

(iii)	the Majority Lenders consent to the amendment of clause 21.2 (Financial condition) of the Agreement as set out in paragraph (a)(iii) above and such amendments shall take effect from the Stage 1 Effective Date;

(iv)	the Majority Lenders consent to the amendment of clause 26.11(h) (Resignation of the Agent or the Security Agent) of the Agreement as set out in paragraph (a)(iv) above and such amendments shall take effect from the Stage 1 Effective Date;

(v)	the Majority Lenders consent to the Restricted Group disposing of some or all of its shares in Allscripts (by way of one or more disposals), for the purposes of clause 22.5 (Disposals) of the Agreement;

(vi)	the Majority Lenders consent to one or more members of the Restricted Group acquiring shares in Allscripts provided that the aggregate number of Allscripts shares held by one or more members of the Restricted Group following such acquisition does not exceed the aggregate number of Allscripts shares held by the Restricted Group as at the date of this letter, for the purposes of clause 22.12 (Prohibited Acquisitions) of the Agreement and, following the Stage 2 Effective Date, that such acquisition does not cause Allscripts to become a Subsidiary of any member of the Restricted Group; and

(vii)	the Majority Lenders consent to the Company using some or all of the proceeds of the disposal (net of fees, costs and expenses) referred to in paragraph (v) above to purchase shares in the Company, for the purposes of clause 22.15 (Limitation on the amounts applied towards Share Buy Backs) of the Agreement, and accordingly that any Defaults or Events of Default which would otherwise arise solely from the actions referred to in paragraphs (i) to (vii) above are waived to the extent described above with effect from the Stage 1 Effective Date (as defined below).

(d)	By countersigning this letter, you further confirm that you and the Security Agent will at the request and cost of the Company execute any documents required to effect the release of the Allscripts Security and that the Finance Parties authorise you and the Security Agent to execute and/or enter into any such documents.
3.	Further amendments upon Allscripts Disposal Event
(a)	The Company further requests that the Majority Lenders consent to the amendments to the Agreement as set out in the schedule to this letter.

(b)	By countersigning this letter, you confirm that the Majority Lenders consent to:

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Registered in England, No. 01360027 Registered Office: One Kingdom Street, Paddington, London W2 6BL ND: 4813-6730-2662, V. 1

(i)	the amendments to the Agreement set out in Part 1 of the schedule to this letter being made with effect from the Stage 2 Effective Date (as defined below); and

(ii)	the amendments to the Agreement set out in Part 2 of the schedule to this letter being made with effect from the Stage 3 Effective Date (as defined below).
4.	Effective dates

For the purposes of this letter:
(a)	Stage 1 Effective Date means the date on which the Agent countersigns this letter;

(b)	Stage 2 Effective Date means the date on which the Company certifies to the Agent in writing that the Restricted Group has made one or more disposals of shares in Allscripts such that following such disposal(s), neither Allscripts nor any member of the Allscripts Group is a Subsidiary of or is controlled by the Company (where controlled has the meaning given to it in the definition of Subsidiary as set out in clause 1.1 (Definitions) of the Agreement); and

(c)	Stage 3 Effective Date means the date on which the Company certifies to the Agent that neither it nor any member of the Group owns any shares in Allscripts.
5.	Reservation of rights

Each Finance Party reserves any other right or remedy it may have now or subsequently. This letter does not constitute a waiver of any right or remedy other than in relation to the specific consents and waivers expressly given under this letter.

6.	Miscellaneous
(a)	This letter is a Finance Document.

(b)	Save as expressly provided in this letter, the Agreement (and, in particular, clause 18 (Guarantee and indemnity) of the Agreement) and all other Finance Documents remain and shall continue in full force and effect and no other clause, term or other provision in the Agreement (and, in particular, clause 18 (Guarantee and indemnity) of the Agreement) and any other Finance Document shall be affected by this letter.

(c)	As Obligor’s agent pursuant to clause 2.4 (Obligors’ agent) of the Agreement, the Company confirms, as agent for the Guarantors, that the guarantee contained in clause 18 (Guarantee and indemnity) of the Agreement remains and will continue in full force and effect notwithstanding the foregoing.

Misys Plc is a member of the Misys group of companies	4
Registered in England, No. 01360027 Registered Office: One Kingdom Street, Paddington, London W2 6BL ND: 4813-6730-2662, V. 1

7.	Counterparts

This letter may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this letter.

8.	Governing law

This letter and any non-contractual obligations arising out of or in connection with it are governed by English law.
If you agree to the terms of this letter, please sign where indicated below.

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Registered in England, No. 01360027 Registered Office: One Kingdom Street, Paddington, London W2 6BL ND: 4813-6730-2662, V. 1

Yours faithfully,
/s/ James Gelly
Authorised Signatory of
MISYS PLC For itself and on behalf of the Obligors as Obligors’ agent pursuant to clause 2.4 (Obligors’ agent) of the Agreement

Misys Plc is a member of the Misys group of companies	6
Registered in England, No. 01360027 Registered Office: One Kingdom Street, Paddington, London W2 6BL ND: 4813-6730-2662, V. 1

We agree to the terms of this letter.
/s/ Chris Merrett
HSBC BANK PLC
In its capacity as Agent for and on behalf of the Finance Parties

Date of countersignature of Agent: 29th April 2010

Misys Plc is a member of the Misys group of companies	7
Registered in England, No. 01360027 Registered Office: One Kingdom Street, Paddington, London W2 6BL ND: 4813-6730-2662, V. 1

SCHEDULE
Part 1
Amendments applicable on and from the Stage 2 Effective Date

Clause reference	Change or deletion
Throughout 1.1 (Definitions)	Replace reference to Restricted Group with reference to Group. Deleting definitions of: Allscripts Holding Companies, Merger, Permitted Buyback and Restricted Group.

1.1 (Definitions)	Amending definition of Net Sale Proceeds by deleting: “but excluding any sale, transfer or other disposal which constitutes a Permitted Buyback” in lines 7 and 10 of the definition.

19.10(b) (Financial Statements)	Amending cross references such that:
the reference to paragraph (a)(v) is to paragraph (a)(iv);
the reference to paragraph (a)(vii) is to paragraph (a)(v)
and deleting the references to paragraphs (ii) and (vi).

19.17(d) (U.S. Matters)	Amending paragraph (d) by deleting:
“, other than in the case of (ii), that portion of the proceeds of any Loan applied towards refinancing any Existing Financial Indebtedness applied toward financing the Merger.”.

19.18 (Allscripts Holding Companies)	Deleting in full.

19.19 (Repetition)	Renumbering as clause 19.18.

20.1(a)(i) (Financial Statements)	Amending by deleting: “(for the avoidance of doubt, consolidating the Allscripts Group)”.

20.1(a)(ii) (Financial Statements)	Deleting in full.

20.1(a)(iii)	Renumbering as paragraph (ii).

20.1(a)(iv) (Financial Statements)	Renumbering as paragraph (iii).

20.1(a)(v) (Financial Statements)	Renumbering as paragraph (iv) and amending by deleting: “(for the avoidance of doubt, consolidating the Allscripts Group)”.

20.1(a)(vi) (Financial Statements)	Deleting in full

20.1(a)(vii) (Financial Statements)	Renumbering as paragraph (v) and amending by deleting:
“, prior to consolidating the Allscripts Group (with the exception of the consolidated financial statements for the Financial Quarter ending 30 August 2009)” and moving “; and” to follow the end of paragraph (iv) (as renumbered).

20.1(a)(viii) (Financial Statements)	Deleting in full.

Misys Plc is a member of the Misys group of companies	8
Registered in England, No. 01360027 Registered Office: One Kingdom Street, Paddington, London W2 6BL ND: 4813-6730-2662, V. 1

Clause reference	Change or deletion
20.1(a) (Financial Statements)	Deleting the words: “in respect of paragraph (a)(ii), (vi) and (vii) in the form agreed by the Agent prior to the date of this Agreement” at the end of the clause and replacing with:
“in respect of paragraph (a)(v) in the form agreed by the Agent prior to the date of this Agreement”.

20.1(b) (Financial Statements)	Amending cross references such that:
in paragraph (b)(i) the reference to paragraph (a)(iv) is to paragraph (a)(iii) and deleting the reference to paragraph (a)(ii);
in paragraph (b)(iii) the reference to paragraph (a)(v) is to paragraph (a)(iv) and deleting the reference to paragraph (a)(vi); and
in paragraph (b)(iv) the reference to paragraph (a)(vii) is to paragraph (a)(v).

20.2 (Compliance Certificate)	Amending cross references such that: the reference to paragraph (a)(vii) is to paragraph (a)(v) and deleting the reference to paragraphs (a)(ii) and (a)(vi).

20.3 (Principal Subsidiaries)	Amending cross references such that: the reference to paragraph (a)(vii) is to paragraph (a)(v) and deleting the reference to paragraphs (a)(ii) and (a)(vi).

21.1 (Financial definitions)	Amending definition of Adjusted EBITDA by deleting: “(excluding any member of the Group which is a member of the Allscripts Group)” in paragraphs (a) and (b) of the definition.

21.1 (Financial definitions)	Amending definition of Borrowings by: (a) amending paragraph (f) by adding the following words at the end of the paragraph:
“, any Allscripts Derivative Contract and/or the shareholding of any member of the Group in Allscripts or any member of the Allscripts Group”

(b) deleting “(without consolidating the Allscripts Group)” in the final paragraph.

21.1 (Financial definitions)	Amending definition of EBITDA by adding the following words at the end of the paragraph:

“and any mark to market movements in the Relevant Period on either (a) any Allscripts Derivative Contract and/or (b) the shareholding of any member of the Group in Allscripts or any member of the Allscripts Group”.

21.1 (Financial definitions)	Adding an additional definition as follows:
“Allscripts Derivative Contract” means a derivative contract entered into by the Company or a member of the Group in relation to the disposal of shares by one or more members of the Group in Allscripts or any member of the Allscripts Group.”.

22.5(a) (Disposals)	Amending by deleting: “, including any member of the Allscripts Group.”.

22.5(b) (Disposals)	Amending by deleting:
“, provided that nothing in this paragraph (b) shall permit any member of the Group to sell, lease, transfer or otherwise dispose of any shares in Allscripts other than as part of a Permitted Buyback.” in the final paragraph.

Misys Plc is a member of the Misys group of companies	9
Registered in England, No. 01360027 Registered Office: One Kingdom Street, Paddington, London W2 6BL ND: 4813-6730-2662, V. 1

Clause reference	Change or deletion
22.12(b)(iv) (Prohibited acquisitions)	Amending by deleting: “(other than any acquisition of shares or equity investment in the Allscripts Group)”.

22.12(b)(iv)(G) (Prohibited acquisitions)	Amending by deleting: “(including for the avoidance of doubt any Acquisition of shares or other equity interests in the capital of a member of the Allscripts Group)”.

22.12(b)(iv)(I) (Prohibited acquisitions)	Deleting in full.

22.12(b)(iv)(J) (Prohibited acquisitions)	Renumbering as paragraph (I).

22.20 (Allscripts Holding Companies)	Deleting in full.

22.21 (Conditions subsequent)	Renumbering as clause 22.20.

23.3(a) and (b) (Other obligations)	Amending clause references so that the reference to clause 22.21 is a reference to clause 22.20 in paragraphs (a) and (b).

23.5(e) (Cross default)	Deleting in full.

23.5(f) (Cross default)	Renumbering as paragraph (e).

Misys Plc is a member of the Misys group of companies	10
Registered in England, No. 01360027 Registered Office: One Kingdom Street, Paddington, London W2 6BL ND: 4813-6730-2662, V. 1

Part 2
Amendments applicable on and from the Stage 3 Effective Date

Clause reference	Change or deletion
19.10(b) (Financial Statements)	Amending cross references such that: the reference to paragraph (a)(iv) is to paragraph (a)(iii); and the reference to paragraph (a)(v) is to paragraph (a)(iv).

20.1(a) (Financial Statements)	Deleting and replacing clause with the following: “The Company shall supply to the Agent in sufficient copies for all the Lenders:

(i) its audited consolidated financial statements for each of its financial years;

(ii) (if requested by a Lender) the audited financial statements of each other Obligor for each of its financial years except that if any Obligor is incorporated in a jurisdiction in which it is not required to produce audited accounts or in which it is not customary to do so, the Company may instead supply unaudited accounts in respect of that Obligor;

(iii) its consolidated interim financial statements for each of its financial half years; and

(iv) its combined financial statements for each of its Financial Quarters ending on 31 August and 28 February, in respect of paragraph (iv) in the form agreed by the Agent prior to the date of this Agreement.”.

20.1(b) (Financial Statements)	Amending cross references such that:
the reference to paragraph (a)(iii) is to paragraph (a)(ii); the reference to paragraph (a)(iv) is to paragraph (a)(iii); and the reference to paragraph (a)(v) is to paragraph (a)(iv).

20.1(b) (Financial Statements)	Amending by deleting:
“and, in the case of financial statements of the Arsenal Group, promptly after any member of the Group receives the same in its capacity as shareholder of a member of the Arsenal Group.”.

20.2 (Compliance Certificate)	Amending cross references such that: the reference to paragraph (a)(v) is to paragraph (a)(iv).

20.3 (Principal Subsidiaries)	Amending cross references such that: the reference to paragraph (a)(v) is to paragraph (a)(iv).

Misys Plc is a member of the Misys group of companies	11
Registered in England, No. 01360027 Registered Office: One Kingdom Street, Paddington, London W2 6BL ND: 4813-6730-2662, V. 1

Clause reference	Change or deletion
22.13(b) (Loans and Guarantees)	Amending by deleting:
“, provided that nothing in this paragraph (b) shall permit any member of the Group to grant any loan or credit or give any Guarantee to or in respect of a member of the Allscripts Group other than in accordance with paragraph (v) above.” in the final paragraph.

Misys Plc is a member of the Misys group of companies	12
Registered in England, No. 01360027 Registered Office: One Kingdom Street, Paddington, London W2 6BL ND: 4813-6730-2662, V. 1